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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2003

BOSTON BIOMEDICA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts (State or Other Jurisdiction of Incorporation)
0-21615 (Commission File Number)	04-2652826 (I.R.S. Employer Identification No.)
375 West Street, West Bridgewater, MA (Address of Principal Executive Offices)	02379-1040 (Zip Code)

(508) 580-1900

Registrant's Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountant.

        On August 22, 2003, the President and Chief Operating Officer, and the Chairman of the Audit Committee of Boston Biomedica, Inc. (the "Company"), received notice of the resignation of PricewaterhouseCoopers LLP ("PwC"), as its independent accountants. The resignation became effective as of August 22, 2003.

        The reports of PwC on the Company's consolidated financial statements for each of the fiscal years ended December 31, 2001 and December 31, 2002 did not contain an adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal years ended December 31, 2001 and December 31, 2002 and through August 22, 2003, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such years. In addition, during the fiscal years ended December 31, 2001 and December 31, 2002 and through August 22, 2003, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided PwC with a copy of the foregoing disclosures prior to the filing of this Current Report on Form 8-K with the Securities and Exchange Commission and requested PwC to furnish it with a letter addressed to the Securities and Exchange Commission stating whether PwC agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. Attached hereto as Exhibit 16 is a copy of PwC's letter, dated August 27, 2003, stating its agreement with such statements.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
16	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated August 27, 2003
99.1	Press Release dated August 28, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2003	BOSTON BIOMEDICA, INC.
	By:	/s/ KEVIN W. QUINLAN Kevin W. Quinlan President, Chief Operating Officer and Treasurer

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SIGNATURE